Exhibit 23.7

SLR International Corporation 1658 Cole Blvd, Suite 100, Lakewood, Colorado, 80401

Consent of Qualified Person

SLR International Corporation, in connection with the registration statement on Form S-1 (the “Registration Statement”) of Jaguar Uranium Corp. (the “Company”), hereby consents to:

1

the public filing and/or incorporation by reference by the Company and the use of (1) the technical report summary titled “S-K 1300 Technical Report Summary for the Berlin Project, Caldas Province, Colombia” (the “Berlin Technical Report”), with an effective date of February 15, 2024, (2) the technical report summary titled “S-K 1300 Technical Report Summary for the Laguna Salada Project, Chubut Province, Argentina” (the “Laguna Technical Report”), with an effective date of August 13, 2024, and (3) the technical report summary titled “S-K 1300 Technical Report Summary for the Huemul Project, Mendoza Province, Argentina” (the “Huemul Technical Report,” with an effective date of August 13, 2024, and together with the Berlin Technical Report and the Laguna Technical Report, the “Technical Reports”), all of which were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”), as exhibits to and referenced in the Registration Statement;

2	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC) in connection with the Registration Statement and the Technical Report Summaries; and

3

any extracts from or a summary of the Technical Report Summaries included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Registration Statement.

SLR International Corporation is responsible for authoring, and this consent pertains to, the Technical Report Summaries. SLR International Corporation certifies that it has read the Registration Statement and that it fairly and accurately represents the information of the Technical Reports for which SLR International Corporation is responsible.

January 30, 2026

SLR International Corporation

Per:

/s/ Grant A. Malensek
Grant A. Malensek
Technical Director – U.S. Mining Advisory